
Exhibit 11 -- Statement Re: Computation of Per-Share Earnings
                                         Three months ended   Six months ended
                                             February 28,        February 28,
                                            1997      1996      1997      1996
                                         --------- --------- --------- ---------
Primary

 Average shares outstanding              1,572,894 1,563,420 1,567,659 1,562,922
 Net effect of dilutive stock
   options - based on the
   treasury stock method using
   average market price                    145,437   169,070   150,956   166,404
                                         --------- --------- --------- ---------
 Total                                   1,718,331 1,732,490 1,718,615 1,729,326
                                         ========= ========= ========= =========
 Net income                               $237,336  $156,229  $433,153  $246,831
                                          ========  ========  ========  ========
 Per-share amount                            $0.14     $0.09     $0.25     $0.14
                                             =====     =====     =====     =====
Fully Diluted

 Average shares outstanding              1,572,894 1,563,420 1,567,659 1,562,922
 Net effect of dilutive stock
   options - based on the
   treasury stock method using
   the quarter end market price,
   if higher than average
   market price                            145,437   169,070   150,956   171,968
                                         --------- --------- --------- ---------
 Total                                   1,718,331 1,732,490 1,718,615 1,734,890
                                         ========= ========= ========= =========
 Net income                               $237,336  $156,229  $433,153  $246,831
                                          ========  ========  ========  ========
 Per-share amount                            $0.14     $0.09     $0.25     $0.14
                                             =====     =====     =====     =====